Exhibit 10.12
                              THE JUDGE GROUP, INC.

                         1996 INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN
                                       FOR
                    KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS

                        INCENTIVE STOCK OPTION AGREEMENT


                  INCENTIVE STOCK OPTION AGREEMENT made as of the 14th day of February 1997 (the "Grant Date"), between The Judge Group, Inc., a Pennsylvania corporation (the "Company"), and Richard T. Furlano, a Key Employee of the Company and/or a Related Corporation (the "Employee").

                  WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of common stock of the Company ("Common Stock") as hereinafter provided, in accordance with the provisions of The Judge Group, Inc. 1996 Incentive Stock Option and Non-Qualified Stock Option Plan for Key Employees and Non-Employee Directors (the "Plan"), a copy of which is attached.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

                  1. Grant of Option. The Company hereby grants to the Employee the right and option (the "Option") to purchase all or any part of an aggregate of 41,000 shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as they may be amended, from time to time in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Option Agreement). It is intended that the Option granted hereunder be an incentive stock option ("ISO") meeting the requirements of the Plan and section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. Purchase Price. The purchase price per share of the shares of Common Stock covered by the Option shall be $7.50. It is the determination of the Company's Stock Option Committee (the "Committee") that on the Grant Date the Option price was not less than the higher of one hundred percent (100%) (or in the case of a Key Employee who owns more than ten percent (10%) of the total


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combined voting power of all shares of stock of the Company or of a Related
Corporation, one hundred ten percent (110%)) of the fair market value of the Common Stock, or the par value thereof.

                  3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on February 14, 2007 (the "Expiration Date"), which date is not more than ten (10) years (or in the case of a Key Employee who owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation, five (5) years) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

                  4. Exercise of Option. This Option may be exercised in such installments and on such dates, not less than six (6) months from the Grant Date, as follows:

               Number of Shares                   Date Exercisable
               ----------------                   ----------------
                    10,250                             2/14/98
                    10,250                             2/14/99
                    10,250                             2/14/00
                    10,250                             2/14/01

Options that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Plan and in this Option Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option.

                  5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company, at its principal office, which is located at 2 Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania 19004. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Employee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full Option price of such shares.

                  The Option price shall be paid to the Company:

                  (a) In cash or its equivalent;

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                  (b) By delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option. THE PAYMENT PROCEDURE SPECIFIED IN CLAUSE (b) IS CONSIDERED A SALE BY EMPLOYEES SUBJECT TO SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934 ("SECTION 16(b)") WHICH MAY BE MATCHED WITH ANY NON-EXEMPT PURCHASE WITHIN THE SIX-MONTH PERIOD BEFORE OR AFTER THE BROKER-FINANCED TRANSACTION.

                  Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and Employee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

                  6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the


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transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

                  7. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Employee the Option shall be exercisable only by the Employee or by his guardian or legal representative.

                  8. Termination of Employment. If the Employee's employment with the Company and all related corporations, as defined in the Plan, is terminated for any reason other than death or disability prior to the Expiration Date of this Option as set forth in Paragraph 3, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Employee at any time prior to three (3) months after the date of such termination of employment.

                  9. Disability. If the Employee becomes disabled, as defined in the Plan, during his or her employment and, prior to the Expiration Date of this Option as set forth in Paragraph 3, the Employee's employment is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee in its discretion, by the Employee, or in the event of the Employee's legal disability, by the Employee's legal representative, at any time prior to the earlier of:

                  (a) The Expiration Date specified in Paragraph 3; or

                  (b) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 of the Plan, such accelerated termination date shall not be earlier than the date of such termination of employment and shall not be later than one
         (1) year after the date of such termination of employment.

                  10. Death. If the Employee dies during his or her employment and prior to the Expiration Date of this Option as set forth in Paragraph 3, or if the Employee's employment is terminated for any reason (as described in


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Paragraphs 8 or 9 above) and the Employee dies following his or her termination of employment but prior to the earliest of the Expiration Date of this Option as set forth in Paragraph 3 above, the expiration of the period determined under Paragraph 8 or 9 above, or three (3) months following the date of the Employee's termination of employment, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Employee's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Employee's death, at any time prior to the earlier of:

                  (a) The Expiration Date specified in Paragraph 3, or

                  (b) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 of the Plan, such accelerated termination date shall not be earlier than one
         (1) year, nor later than three (3) years, after the date of the Employee's death.

                  11  [Intentionally Left Blank]

                  12. Disqualifying Disposition of Option Shares. The Employee agrees to give written notice to the Company, at its principal office, if a "disposition" of the shares acquired through exercise of the Option granted hereunder occurs at any time within two (2) years after the Grant Date or within one (1) year after the transfer to the Employee of such shares. For purposes of this Paragraph 12, the term "disposition" shall have the meaning assigned to such term by section 424(c) of the Code.

                  13. Withholding of Taxes. The obligation of the Company to deliver shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

                  If the exercise of any Option is subject to the withholding requirements of applicable federal, state and/or local tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Employee to satisfy the minimum required federal, state, and/or local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Optionee recognizes ordinary income with respect to such exercise) (the "Determination Date"). Such election must be made in compliance with and


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subject to the Withholding Rules, and the Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal, state, and/or local income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan, such option was granted to the Key Employee at least six (6) months prior to the Determination Date.

                  14. Governing Law. This Option Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning ISOs, and its interpretation shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

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                  IN WITNESS WHEREOF, the Company has caused this Incentive
Stock Option Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand and seal, all on the day and year first above written.



ATTEST:                                              THE JUDGE GROUP, INC.



\s\Katharine A. Wiercinski                           By: \s\Martin E. Judge, Jr.
--------------------------                               -----------------------
Secretary                                            Chief Executive Officer


                                                     EMPLOYEE


\s\Karen M. Keating                                  \s\Richard T. Furlano
-------------------                                  ---------------------
Witness                                              Richard T. Furlano